Amendment to the Definitive Financing Agreement

This Amendment to the Definitive Financing Agreement ("Amendment") is entered into this 23rd of December, 2010 by and between Gamma Investment Holdings Ltd ("Gamma") and Spectral Capital Corporation ("Spectral") concerning a change to that Definitive Financing Agreement dated September 20, 2010 between the parties ("DFA").

Recitals

Gamma holds a 52% undivided interest in each of two separate mineral properties located in Russia in the Chita Region, which are identified as K1 and K2, respectively (together the "Mineral Properties") in the DFA.  The DFA conveys a 47%  interest to Spectral.  The purpose of this Amendment is to grant Spectral an additional 5% interest in K1 and K2, bringing Spectral's interest to 52%.

Recitals.  The recitals contained above are binding and material parts of this Amendment with full force and effect.

1.
Conveyance and Representation.  Gamma represents that it is the owner of a 52% undivided mineral interest in K1 and K2.  By the DFA, Gamma conveyed a 47% interest in K1 and K2 to Spectral, leaving Gamma with a 5% interest.  Gamma now hereby conveys this 5% interest to Spectral in exchange for the additional consideration contained in this section.  Spectral agrees, in consideration for the conveyance of the 5% interest made herein, to amend  Section 4 of the DFA to increase Spectral's total financing commitment to from $35,000,000 to $40,000,000 over a twenty four month period.  This additional $5,000,000 shall be added to the twenty four month milestone contained in Section 4(c) of the DFA.

2.
Misc.  This Amendment shall be governed by the laws of the State of Nevada and the federal laws of the United States applicable therein, and the parties hereby irrevocably submit themselves  to the non-exclusive jurisdiction of the courts of such state.  This Amendment may be executed (by original or facsimile transmission) in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.  In the case of a conflict between the DFA and this Amendment, this Amendment shall govern.

Accepted and Agreed to as of the date first written above by:

GAMMA INVESTMENT HOLDINGS LTD.

X_____/s/ Galina Klochkova ________

Galina Klochkova
Managing Director
Gamma Investment Holdings Ltd.

SPECTRAL CAPITAL CORPORATION

X____/s/ Jenifer Osterwalder________

Jenifer Osterwalder
President and CEO
Spectral Capital Corporation